                                                                   Exhibit 18(e)


                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                                 MARCH 12, 1997
                    AS AMENDED AND RESTATED ON MARCH 17, 1998


         This Plan (the "Plan") constitutes the DISTRIBUTION AND SHAREHOLDER SERVICES PLAN of AmSouth Mutual Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to the following Classes of Shares (each a "Class"): Class B Shares, Class II Shares and Class III Shares of each series of the Trust (each a "Fund") identified on Schedule A hereto, as may be amended from time to time.

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its future investors; and

         WHEREAS, the Board of Trustees, mindful of the requirements imposed by Rule 12b-1 under the 1940 Act, has determined to effect the Plan for the provision of distribution assistance with respect to the Class B Shares, Class II Shares and Class III Shares of each Fund listed on Schedule A hereto and for the provision of shareholder services with respect to the holders of such Shares of each Fund;

         NOW THEREFORE, the Trust and BISYS Fund Services Limited Partnership (the "Distributor") hereby agree as follows:

         Section 1.
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A.       Class B Shares.

         Each Fund, the Class B Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its Class B Shares a distribution and shareholder services fee (the "Class B Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the Class B Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's Class B Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's Class B Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's Class B Shares. The maximum amount of the Class B Share Fee
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that may be payable by the Fund for the aforementioned services and expenses other than services and/or reimbursement of expenses incurred in connection with shareholder services is 0.75% of the average daily net assets of such Fund's Class B Shares. The remaining portion of the Class B Share Fee is payable by the Fund's Class B Shares only as compensation for services and/or reimbursement of expenses incurred in connection with shareholder services with respect to such Fund's Class B Shares.

B.       Class II Shares.

         Each Fund, the Class II Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its Class II Shares, a distribution and shareholder services fee (the "Class II Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the Class II Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's Class II Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's Class II; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's Class II Shares. The maximum amount of the Class II Share Fee that may be payable for the aforementioned services and expenses is 0.25% of the average daily net assets of such Fund's Class II Shares.

C.       Class III Shares.

         Each Fund, the Class III Shares of which are listed on Schedule A hereto, shall pay out of its assets attributable to its Class III Shares, a distribution and shareholder services fee (the "Class III Share Fee") to the Distributor equal to the lesser of (i) the fee at the applicable annual rate set forth in Schedule A hereto, or (ii) such fee as may be agreed upon in writing by the Trust and the Distributor. The Distributor may apply the Class III Share Fee toward the following: (i) compensation for its services or expenses in connection with distribution assistance with respect to such Fund's Class III Shares; (ii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors) as brokerage commissions in connection with the sale of such Fund's Class III Shares; and (iii) payments to financial institutions and intermediaries (such as banks, savings and loan associations, insurance companies, and investment counselors), broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services and/or reimbursement of expenses incurred in connection with distribution or shareholder services with respect to such Fund's Class III Shares. The maximum amount of the Class III Share Fee that may be payable for the aforementioned services and expenses is 0.50% of the average daily net assets of such Fund's Class III Shares.

         Section 2. The Class B Share Fee, the Class II Share Fee and the Class III Share Fee (each a "Share Fee") shall be accrued daily and payable monthly, and shall be paid by the respective Class of Shares of a Fund to the Distributor irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor pursuant to Section 1.

         Section 3. The Plan shall not take effect with respect to the one or more Classes of Shares of a Fund until it has been approved, together with any related agreements, by a vote of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act or the rules and regulations thereunder) of the Trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

         Section 4. The Plan shall continue in effect with respect to a Class of Shares of a Fund for a period of more than one year after it takes effect, provided that such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Section 3.

         Section 5. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 6. The Plan may be terminated with respect to one or more Classes of Shares of a Fund at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Shares of such Class or Classes of that Fund.

         Section 7. All agreements with any person relating to the implementation of the Plan shall be in writing and any agreement related to the Plan shall provide:

         i. That such agreement, may be terminated with respect to one or more Classes of Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Shares of such Class or Classes of that Fund, on not more than 60 days' written notice; and

         ii. That such agreement shall terminate automatically in the event of its assignment.

         Section 8. The Plan may not be amended to increase materially the amount of the Share Fee with respect to one or more Classes of Shares of a Fund without approval by at least (i) a majority of the outstanding voting securities of such Class or Classes of that Fund and (ii) the Trustees in the manner provided in Section 3 hereof, and all material amendments to the Plan with respect to a Fund shall be approved by the Trustees in the manner provided for approval of the Plan in Section 3.

         Section 9. As used herein, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.
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         Section 10. The names "AmSouth Mutual Funds" and "Trustees of AmSouth
Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended Declaration of Trust dated as of June 25, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of AmSouth Mutual Funds entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or Class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or Class for the enforcement of any claims against the Trust.

[SEAL]
                                           AMSOUTH MUTUAL FUNDS

                                           By: /s/ George R. Landreth
                                               ----------------------------
                                           Name:
                                                 --------------------------
                                           Title:
                                                  -------------------------


                                           BISYS FUND SERVICES
                                           LIMITED PARTNERSHIP

                                           By: BISYS Fund Services, Inc.
                                           General Partner

                                           By: /s/ J. David Huber
                                               ----------------------------
                                           Name:
                                                 --------------------------
                                           Title:
                                                  -------------------------

                                Schedule A to the
                   Distribution and Shareholder Services Plan
                              dated March 17, 1998

Name of Funds                                          Compensation*
-------------                                          -------------

The AmSouth Prime Obligations Fund --        Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Prime Obligations Fund.

The AmSouth Limited Maturity Fund --         Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Limited Maturity Fund.

The AmSouth Bond Fund -- Class B Shares      Annual rate of one percent (1.00%)
                                             of the average daily net assets of
                                             the AmSouth Bond Fund.

The AmSouth Government Income Fund --        Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Government Income Fund.

The AmSouth Florida Tax-Free Fund --         Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Florida Tax-Free Fund.

The AmSouth Municipal Bond Fund --           Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Municipal Bond Fund.

The AmSouth Equity Fund -- Class B           Annual rate of one percent (1.00%)
Shares                                       of the average daily net assets of
                                             the AmSouth Equity Fund.

The AmSouth Regional Equity Fund --          Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Regional Equity Fund.

The AmSouth Balanced Fund -- Class B         Annual rate of one percent (1.00%)
Shares                                       of the average daily net assets of
                                             the AmSouth Balanced Fund.

The AmSouth Capital Growth Fund --           Annual rate of one percent (1.00%)
Class B Shares                               of the average daily net assets of
                                             the AmSouth Capital Growth Fund.
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The AmSouth Small Cap Fund -- Class B        Shares Annual rate of one percent
Shares                                       (1.00%) of the average daily net
                                             assets of the AmSouth Small Cap
                                             Fund.

The AmSouth Equity Income Fund -- Class      Annual rate of one percent (1.00%)
B Shares                                     of the average daily net assets of
                                             the AmSouth Equity Income Fund.

The AmSouth Institutional Prime              Annual rate of twenty-five
Obligations Fund -- Class II Shares          one-hundredths of one percent
                                             (0.25%) of the average daily net
                                             assets of the AmSouth Institutional
                                             Prime Obligations Fund.

The AmSouth Institutional Prime              Annual rate of fifty one-hundredths
Obligations Fund -- Class III Shares         of one percent (0.50%) of the
                                             average daily net assets of the
                                             AmSouth Institutional Prime
                                             Obligations Fund.

The AmSouth Institutional U.S. Treasury      Annual rate of twenty-five
Fund -- Class II Shares                      one-hundredths of one percent
                                             (0.25%) of the average daily net
                                             assets of the AmSouth Institutional
                                             U.S. Treasury Fund.

The AmSouth Institutional U.S. Treasury      Annual rate of fifty one-hundredths
Fund -- Class III                            of one percent (0.50%) of the
                                             average daily net assets of the
                                             AmSouth Institutional U.S. Treasury
                                             Fund.

[SEAL]
                                          AMSOUTH MUTUAL FUNDS

                                          By: /s/ George R. Landreth
                                              ---------------------------
                                          Name: George R. Landreth

                                          Title:
                                                 ------------------------
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                                          BISYS FUND SERVICES
                                          LIMITED PARTNERSHIP

                                          By:  BISYS Fund Services, Inc.
                                          General Partner


                                          By: /s/ J. David Huber
                                              ---------------------------
                                          Name: J. David Huber

                                          Title:
                                                 ------------------------

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     * All fees are computed and paid monthly.